Exhibit 10.33
HAMILTON
PARTNERS
REAL ESTATE INVESTMENT
OFFICE LEASE AGREEMENT

STANDARD OFFICE LEASE	Prepared on: March 12, 1993
L8/.87
	By:	Michael J. Rolfs — Hamilton Partners, Inc.
1000 Tower Lane, Suite # 125
Bensenville, Illinois
LEASE AGREEMENT
     THIS LEASE AGREEMENT made and entered into between Bensenville Office Venture, an Illinois Partnership, as sole beneficiary of LaSalle National Bank as trustee under Trust Agreement # 104715 dated February 18, 1982 (“Landlord”) and Royal American Bank (“Tenant”).
WITNESSETH:
1. Premises and Term.
     In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions, and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord, the following described space, to wit: Suite 125 located on the 1st floor consisting of approximately 1,568 square feet as shown and outlined in red on the plan attached hereto as Exhibit A (the “leased premises”) which is located in the building commonly known as 1000 Tower Lane (the “Building”), situated on the real property described in Exhibit B attached hereto (the “Property”) which is part of a development in Bensenville Illinois (the “Development”). The leased premises shall be used for the following purposes and no others: Banking / Lending Institution.
     TO HAVE AND TO HOLD the same for a term of Sixty (60) months commencing on April 1, 1993 and ending March 31, 1998 unless terminated or extended pursuant to any provision hereof. Tenant acknowledges that no representations as to the repair of the leased premises, nor promises to alter, remodel or improve the leased premises have been made by Landlord, unless such are expressly set forth in this lease.
     If this lease is executed before the leased premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the leased premises holds over, and Landlord cannot, using good faith efforts, acquire possession of the leased premises prior to the date above recited as the commencement date of this lease. Landlord shall not be deemed to be in default, nor in any way liable to Tenant because of such failure, and Tenant agrees to accept possession of the leased premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the “commencement date”; and the term of this lease shall automatically be extended so as to include the full number of months hereinbefore provided, except that if the commencement date is other than the first day of a calendar month, such term shall also be extended for the remainder of the calendar month in which possession is tendered. Landlord hereby waives payment of rent (including such portion of the additional rent which is related to Tenant’s use and occupancy of the leased premises) covering any period prior to such tendering of possession.
     In the event that Tenant’s possession is delayed because Landlord has not sufficiently completed the Building or the leased premises, the commencement date shall be the date upon which the Building, other improvements on the Property and the leased premises have been substantially completed in accordance with the plans and specifications of Landlord (other than any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant’s use of the leased premises): provided, however, that if Landlord shall be delayed in such substantial completion as a result of: (i) Tenant’s failure to agree to plans and specifications; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in plans; or (iv) the performance or completion by a party employed by Tenant, the commencement date and the payment of rent hereunder shall be accelerated by the number of days of such delay. Landlord shall notify Tenant in writing as soon as Landlord deems the Building, other improvements, and the leased premises to be completed and ready for occupancy as aforesaid. In the event that the Building, other improvements, or the leased premises have not in fact been substantially completed as aforesaid. Tenant shall notify Landlord in writing of its objections within five (5) days after Tenant receives the aforesaid notice from Landlord. Landlord shall have reasonable time after delivery of such notice in which to take such corrective action as Landlord deems necessary and shall notify Tenant in writing as soon as it deems such corrective action, if any, has been completed so that the Building, other improvements, and the leased premises are completed and ready for occupancy.
     The taking of possession by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the leased premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken (except for such items as Landlord is permitted to complete at a later date, which items shall be specified by Landlord to Tenant in writing). Upon such “commencement date” Tenant shall execute and deliver to Landlord a letter of acceptance of delivery of the leased premises, such letter to be on Landlord’s standard form therefor. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of an A.I.A. registered architect or a temporary or final certificate of occupancy issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant.
2. Base Rent and Security Deposit.
     A. Tenant agrees to pay to Landlord for the leased premises in lawful money of the United States base rent for the entire term hereof at the rate of Two Thousand Ninety Dollars and 67/100 DOLLARS ($ 2,090.67 ) per month, in advance, except that the monthly installment which otherwise shall be due on the commencement date recited above, shall be due and payable on the date hereof. Thereafter one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the commencement date; further provided, that the rental payment for any fractional calendar month at the commencement or end of the lease term shall be prorated.

Landlord:	[ILLEGIBLE]

Tenant:	[ILLEGIBLE]

3. Taxes.
     A. Landlord agrees to pay all general and special taxes, assessments and governmental charges of any kind and nature whatsoever (collectively “taxes”) lawfully levied against the Property, the Building, and the grounds, parking areas, driveways and alleys around the Building. If for any real estate tax year applicable to the term hereof (or any extension of such term), such taxes levied for such tax year shall exceed the sum of Ninety Six Thousand Nine Hundred Ninety Two Dollars and 00/100 DOLLARS ($ 96,992.00 ) (“Landlord’s share”). Tenant shall pay to Landlord as additional rent upon demand at the time the bill for such tax year issues. Its proportionate share of the amount of such excess applicable to each installment less any monthly payments paid by Tenant as provided below for such tax year. In addition. Tenant shall pay upon demand its proportionate share of any contingent fees, expenses and costs incurred by Landlord in protesting any assessments, levies or the tax rate.
     B. During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under subparagraph A above for the ensuing calendar year. On or before the first day of each month thereafter. Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December. Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under subparagraph A above for the then current calendar year will vary from its estimate by more than five percent (5%). Landlord may by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such, revised estimate.
     Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable. Landlord shall deliver to Tenant a statement showing the taxes under subparagraph A above and Tenant’s proportionate share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.
     C. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and /or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.
     D. Any payment to be made pursuant to this Paragraph 3 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.
4. Electric Service.
     To the extent Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as additional rent, for all electricity used by Tenant in the leased premises for lighting, convenience outlets, and other direct uses. The charge shall be based upon metered use and shall be at the rates charged for such services by the local public authority or utility. Tenant shall furnish, at its own expense, all electric light bulbs, tubes and ballasts. Tenant will not without the written consent of Landlord use any apparatus or device in the leased premises which will in any way increase its usage beyond the amount of electricity which Landlord determines to be reasonable for use of the leased premises as general office space, nor connect with electric current (except through existing electrical outlets in the leased premises) any apparatus or device for the purpose of using electric current. If Tenant shall require electric current in excess of that which is reasonably obtainable from existing electric outlets and normal for use of the leased premises as general office space, then Tenant shall first procure the consent of Landlord (which consent will not be unreasonably withheld). Tenant shall pay all costs of installation of all facilities necessary to furnishing such excess capacity and for such increased electricity usage.
     Interruptions of any service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the leased premises or any part thereof, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant’s obligations under this lease.
5. Alterations.
     Landlord agrees to install at Landlord’s cost and expense the building standard improvements as described in Exhibit C attached hereto. All other improvements to the leased premises shall be installed at the cost and expense of Tenant (which cost shall be payable on demand by Landlord as additional rent), but only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and only by Landlord or by contractors and subcontractors approved in writing by Landlord (which approval shall not be unreasonably withheld). In connection with any request for an approval of alterations by Tenant, Landlord may retain the services of an architect and/or engineer and Tenant shall reimburse Landlord for the reasonable fees of such architect and/or engineer. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the properly of Tenant during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, improvements and partitions erected by Tenant and restore the leased premises to its original condition by the date of termination of this lease or upon earlier vacating of the leased premises; provided, however, that, if at such time Landlord so elects, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the leased premises and title shall pass to Landlord under this lease as by a bill of sale. All such removals and restoration shall be accomplished in a good workmanlike manner by contractors approved in writing by Landlord so as not to damage the primary structure or structural qualities of the Building. All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all governmental laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics’ laborers’ materialmen’s or other liens.
6. Service.
     A. In buildings of two or more stories Landlord agrees to furnish Tenant, while occupying the leased premises, water, hot, cold and refrigerated at those points of supply provided for general use of tenants; heated and refrigerated air conditioning in season at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are in accordance with any applicable statutes, rules or regulations and are considered by Landlord to be standard, such service at other times and on Saturday, Sunday, and holidays to be optional on the part of Landlord (Landlord hereby reserves the right to charge Tenant for any such optional service requested by Tenant on such basis as Landlord, in its sole discretion, determines); janitor service to the leased premises on weekdays other than holidays and such window washing as may from time to time in the Landlord’s judgment be reasonably required; operatorless passenger elevators for ingress and egress to the floor on which the leased premises are located, provided Landlord may reasonably limit the number of elevators to be in operation on Saturdays, Sundays, and holidays; but failure to any extent to furnish or any stoppage or interruption of these defined services, resulting from any cause, shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord cease to function properly. Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim (or rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Whenever heat generating machines or equipment are used by Tenant in the leased premises which affect the temperature otherwise maintained by the all conditioning equipment. Landlord reserves the right to install supplementary air conditioning units in the leased premises (or for the use of the leased premises) and the expense of such purchase, installation, maintenance, and repair shall be paid by Tenant upon demand as additional rent.

Landlord:	[ILLEGIBLE]

Tenant:	[ILLEGIBLE]

     B. In buildings of one story without interior common public areas. Landlord agrees to provide, at its cost, water, electricity and telephone service connections into the leased premises; but Tenant shall pay for all water, gas, heat, light, power, telephone. sewer, sprinkler system charges and other utilities and services used on or from the leased premises, including without limitation. Tenant’s proportionate share as determined by Landlord of any central station signaling system installed in the premises or the building of which the premises are a part, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the leased premises. These costs, paid by Tenant, shall be excluded from amounts billed to Tenant pursuant to Paragraph 26.
     C. In single story buildings with heat, ventilating and air conditioning systems servicing individual tenants. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance /service contract with a maintenance contractor approved by Landlord, for servicing all heating and air conditioning systems and equipment servicing the leased premises. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the leased premises. If there is a common interior public area with its own HVAC system, the costs to operate and maintain that system plus general maintenance of the common area will be included as part of the cost covered by Paragraph 26.
     D. Tenants in single and multi-story buildings shall not provide any janitorial services without Landlord’s written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be Tenant’s sole risk and responsibility.
7. Use of Premises.
     A. Tenant will not occupy or use. nor permit any portion of leased premises to be occupied or used, for any business or purpose other than that described above or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which will render void or in any way increase the rate of fire insurance on the Building or its contents, and Tenant, shall immediately cease and desist from such use, paying all costs and expenses resulting therefrom.
     B. Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for any permitted use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use and its occupancy of the leased premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the leased premises, all at Tenant’s sole expense. If, as a result of any change in the governmental laws, ordinances, and regulations, the leased premises must be altered to lawfully accommodate Tenant’s use and occupancy, such alterations shall be made only with the consent of Landlord, but the entire cost shall be borne by Tenant; provided, that, the necessity of Landlord’s consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances and regulations.
     C. Tenant will maintain the leased premises (including all fixtures installed by Tenant, water heaters within the leased premises and plate glass) in good repair, reasonable wear and tear excepted, and in a clean and healthful condition, and comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to condition, or occupancy of the leased premises. Any repairs or replacements shall be with materials and workmanship of the same character, kind and quality as the original. Tenant will not, without the prior written consent of Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the leased premises.
     D. Tenant will conduct his business and control his agents, employees and invitees in such a manner as not to create any nuisance, nor Interfere with, annoy, or disturb other tenants or Landlord in the management of the Building.
     E. Tenant shall pay upon demand as additional rent the full cost of repairing any damage to the leased premises, Building or related facilities resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant’s business activities or resulting from Tenant’s default hereunder.
     F. Tenant and Tenant’s agents, employees, and invitees will comply fully with all rules and regulations of the Development, the Building, parking area and related facilities which are described in Exhibit D attached hereto. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building or the Development and for the preservation of good order therein. Copies of all rules and regulations, changes, and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by Tenant’s employees, servants, agents and visitors.
     G. At termination of this lease, upon its expiration or otherwise, Tenant shall deliver up the leased premises with all improvements located thereon (except as herein provided) in good repair and condition, reasonable wear and tear excepted, broom clean and free of all debris.
8. Inspections.
     Landlord shall have the right to enter the leased premises at any reasonable time, for the following purposes: (i) to ascertain the condition of the leased premises; (ii) to determine whether Tenant is diligently fulfilling Tenant’s responsibilities under this lease; (iii) to clean and to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease; or (iv) to do any other act or thing which Landlord deems reasonable to preserve the leased premises and the Building. During the six (6) months prior to the end of the term hereof and at any time Tenant is in default hereunder, Landlord shall have the right to enter the leased premises at any reasonable time during business hours for the purpose of showing the premises. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the leased premises. In the event of Tenant’s failure to give such notice or arrange such joint inspection. Landlord’s inspection at or after Tenant’s vacating the leased premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
9. Assignment and Subletting.
     A. Tenant shall not have the right to assign or pledge this lease or to sublet the whole or any part of the leased premises, whether voluntarily or by operation of law, or permit the use or occupancy of the leased premises by anyone other than Tenant, without the prior written consent of Landlord, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the leased premises, or any portion thereof, or assign this lease. Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In no event may Tenant sublet, nor will Landlord consent to any sublease of, all or any portion of the leased premises if the rent is determined in whole or in part based upon the income or profits derived by the sublessee (other than a rent based on a fixed percentage or percentages of receipts or sales). Notwithstanding any permitted assignment or subletting. Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of his lease. Upon the occurrence of an “event of default” (as hereinafter defined), if the leased premises or any part thereof are then assigned or sublet. Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent. Such service charge shall be collectible by Landlord only where consent is granted by Landlord.

Landlord:	[ILLEGIBLE]

Tenant:	[ILLEGIBLE]

     B. In addition to, but not in limitation of, Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this lease, or in the case of a proposed subletting of less than the entire leased premises, to recapture the portion of the leased premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above. If this lease shall be terminated with respect to the entire leased premises pursuant to this paragraph, the term of this lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this lease for the expiration of the term hereof. If Landlord recaptures under this paragraph only a portion of the leased premises, the rent during the unexpired term shall abate proportionately based on the rent contained in this lease as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the leased premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant. In the event of the recapture of a portion of the leased premises by Landlord pursuant to the terms of this paragraph. Tenant shall pay all costs associated with the separation of the recaptured premises from the portion not recaptured, including, but without limitation, the cost of all demising partitions, changes in lighting and HVAC distribution systems and all reasonable architectural and/or engineering fees.
     C. Any assignment or subletting by Tenant pursuant to subparagraph 9A of all or any portion of the leased premises, or termination of the lease for a portion of the leased premises pursuant to subparagraph 9B, shall automatically operate to terminate each and every right, option, or election, if any exist, belonging to Tenant, including by way of illustration, but not limitation, any option to expand its premises or to extend or renew the term of Tenant’s lease for all or any portion of the leased premises—i.e. such rights and options shall cease as to both space sublet or assigned and as to any portion of the original leased premises retained by Tenant.
10. Fire and Casualty Damage.
     A. If the Building, improvements, or leased premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice within sixty (60) days of such fire or other casualty. For purposes hereof, the Building or leased premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the leased premises for the purpose for which it was then being used.
     B. If this lease is not terminated pursuant to Paragraph 10A, then Landlord shall proceed with all due diligence to repair and restore the Building, improvements or leased premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term exclusive of any option which is unexercised at the date of such damage).
     C. If this lease shall be terminated pursuant to this Paragraph 10, the term of this lease shall end on the date of such damage as if that date had been originally fixed in this lease for the expiration of the term hereof. If this lease shall not be terminated by Landlord pursuant to this Paragraph 10 and if the leased premises is untenantable in whole or in part following such damage, the rent payable during the period in which the leased premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and material restoration within one hundred fifty (150) days after the date of such damage. Tenant may at its option and as its sole remedy terminate this lease by delivering written notice to Landlord, whereupon the lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this lease for the expiration of the term hereof; provided however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
     In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in or about the leased premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or leased premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
     D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the leased premises, Building or Property requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon the lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this lease for the expiration of the term hereof.
     E. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the leased premises is located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor’s insurance.
     F. In the event of any damage or destruction to the Building or the leased premises by any peril covered by the provisions of this Paragraph 10, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or his licensees from such portion or all of the Building or the leased premises as Landlord shall request and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs, and expenses, including attorney’s tees, arising out of any claim of damage or injury as a result of any alleged failure to properly secure the leased premises prior to such removal and/or such removal.
11. Liability.
     Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, costs and expenses, including attorney’s fees, arising out of any claim of injury or damage on or about the leased premises caused by the negligence or misconduct or breach of this lease by Tenant, its employees, subtenants, invitees or by any other person entering the leased premises or the Building or Development under express or implied invitation of Tenant or arising out of Tenant’s use of the leased premises. Landlord shall not be liable to Tenant or Tenant’s agents, employees, invitees or any person entering upon the Development in whole or in part because of Tenant’s use of the leased premises for any damage to persons or property due to condition, design, or defect in the Building or its mechanical systems which may exist or occur, and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord’s willful acts or gross negligence. Tenant shall procure and maintain throughout the term of this lease a policy of insurance, in form and substance satisfactory to Landlord, at Tenant’s sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the leased premises; (ii) the condition of the leased premises; (iii) Tenant’s operations in and maintenance and use of the leased premises; and (iv) Tenant’s liability assumed under this lease; the limits of such policy to be in the amount of not less than $1,000.000 per occurrence in respect of injury to persons (including death) and in the amount of not less than $500,000 per occurrence in respect of property damage or destruction, including loss of use thereof. Such policy shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. A certified copy of such policy, together with receipt evidencing payment of the premium shall be

Landlord:	[ILLEGIBLE]

Tenant:	[ILLEGIBLE]

delivered to Landlord prior to the commencement date of this lease. Not less than thirty (30) days prior to the expiration date of such policy, a certified copy of a renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Landlord. Such policy shall further provide that not less than thirty (30) days’ written notice shall be given to Landlord before such policy may be cancelled or changed to reduce the insurance coverage provided thereby.
12. Condemnation.
     A. If any substantial part of the Building, improvements, or leased premises should be taken for any public or quasi-public use under governmental law. ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Building or leased premises for the purpose for which it is then being used, this lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this lease for the expiration of the term hereof.
     B. If part of the Building, improvements, or leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building, improvements, and leased premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.
     C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant’s loss of its leasehold interest, the right to such award being hereby assigned by Tenant to Landlord.
13. Holding Over.
     Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the leased premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) renewal of this lease for one year, and from year to year thereafter, or (ii) creation of a month to month tenancy, upon the terms and conditions set forth in this lease, or (iii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this lease; provided, however, that the monthly rental (or daily rental under (iii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to double the rental being paid monthly to Landlord under this lease immediately prior to such termination (prorated in the case of (iii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the leased premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.
14. Quiet Enjoyment.
     Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the leased premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this lease. In the event this lease is a sublease, then Tenant agrees to take the leased premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this lease because of such interference or disturbance.
15. Events of Default.
     The following events shall be deemed to be events of default by Tenant under this lease:
     (a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due; or
     (b) Tenant shall fail to comply with any term, provision or covenant of this lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder. and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or
     (c) Tenant shall abandon or vacate any substantial portion of the leased premises; or
     (d) Tenant shall fail to vacate the leased premises immediately upon termination of this lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only; or
     (e) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or
     (f) Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or
     (g) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.
16. Remedies.
     Upon the occurrence of any of such events of default described in Paragraph 15 hereof or elsewhere in this lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
     (a) Landlord may, at its election, terminate this lease or terminate Tenant’s right to possession only, without terminating the lease;
     (b) Upon any termination of this lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the lease, Tenant shall surrender possession and vacate the leased premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the leased premises in such event with or without process of law and to repossess Landlord of the leased premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the leased premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law;
     (c) Upon any termination of this lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (i) an amount equal to the then present value of the rent, including any amount treated

Landlord:	[ILLEGIBLE]

Tenant:	[ILLEGIBLE]

as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the leased premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (d) relating to recovery of the leased premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant;
     (d) (i) Upon any termination of Tenant’s right to possession only without termination of the lease, Landlord may, at Landlord’s option, enter into the leased premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (b) above, without such entry and possession terminating the lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term. In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the stated term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the lease term;
     (ii) Landlord may, but need not, relet the leased premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the leased premises for a greater or lesser term than that remaining under this lease, the right to relet the leased premises as a part of a larger area, and the right to change the character or use made of the leased premises). If Landlord decides to relet the leased premises or a duty to relet is imposed upon Landlord by law. Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the leased premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the leased premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord, leases the entire leased premises, agrees to use the leased premises in a manner consistent with the lease and leases the leased premises at the same rent, for no more than the current term and on the same other terms and conditions as in this lease without the expenditure by Landlord for tenant improvements or broker’s commissions. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the leased premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any broker’s commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover sums falling due under this section from time to time;
     (e) Landlord may, at Landlord’s option, enter into and upon the leased premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this lease;
     (f) Any and all property which may be removed from the leased premises by Landlord pursuant to the authority of the lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the leased premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this lease as by a bill of sale without further payment or credit by Landlord to Tenant.
     In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5%) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.
     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or an acceptance of the surrender of the leased premises, and no agreement to terminate this lease or accept a surrender of said premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any attorney’s fees so incurred.
     Without limiting the foregoing, Tenant hereby: (i) expressly waives any right to trial by jury; and (ii) expressly waives the service of any notice under any existing or future law of the State of Illinois applicable to landlords and tenants.
17. Landlord’s Lien.
     In addition to any statutory lien for rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the leased premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In

Landlord: [ILLEGIBLE]
Tenant: [ILLEGIBLE]

the event of a default under this lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 17 at public or private sale upon five (5) days’ notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.
18. Mortgages.
     Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a first lien or charge upon the Property, or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this lease to the lien of any such mortgage, as may be the case.
19. Landlord’s Liability.
     In no event shall Landlord’s liability for any breach of this lease exceed the amount of rental then remaining unpaid for the then current term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord’s liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event.
20. Mechanic’s and Other Liens.
     Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the leased premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the leased premises on which any lien is or can be validly and legally asserted against its leasehold interest in the leased premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, liability, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the leased premises or under the terms of this lease. Tenant will not permit any mechanic’s lien or liens or any other liens which may be imposed by law affecting Landlord’s or its mortgagees’ interest in the leased premises or the Building to be placed upon the leased premises or the Building arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of bill therefor. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord’s mortgagee in the leased premises, and Landlord and any such mortgagee are, by the expiration of said twenty (20) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and any such mortgagee.
21. Notices.
     Each provision of this lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:
(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Hamilton Partners, Inc. or to such other entity at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.
(b) Any notice or other document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the continental United States Mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:	TENANT:
Hamilton Partners, Inc.	Royal American Bank
300 Park Boulevard, Suite #100	1604 Colonial Parkway
Itasca, IL 60143	Inverness, IL 60097- 4725 ATTN: Cashier
PHONE: 708-202-8300
All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.
22. Miscellaneous.
     A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.
     B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided herein. Landlord shall have the right to assign any of its rights and obligations under this lease and Landlord’s grantee or Landlord’s successor shall upon such assignment, become “Landlord” hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of “Landlord” hereunder; provided, however, that no successor Landlord shall be responsible for the return of any security deposit provided for pursuant to Paragraph 2B unless such successor receives the deposit. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this lease. Nothing herein contained shall give any other Tenant in the Building of which the leased premises is a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.
     C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof.
     D. Tenant shall at any time and from time to time within ten (10) days after written request from Landlord execute and deliver to Landlord or any prospective Landlord or mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee or prospective mortgagee certifying and stating as follows: (i) this lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (ii) this lease (as so modified or amended) is in full force and effect (or if not in full force and effect, the reasons therefor); (iii) the Tenant has no offsets or defenses to its performance of the terms and provisions of this lease, including the payment of rent (or if there are any such defenses or offsets, specifying the same); (iv) tenant is in possession of the leased premises, if such be the case; (v) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective

Landlord: [ILLEGIBLE]
Tenant: [ILLEGIBLE]

mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (vi) any other accurate statements reasonably required by Landlord or its mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant hereby irrevocably appoints Landlord or if Landlord is a trust. Landlord’s beneficiary, as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord or Landlord’s beneficiary, as the case may be shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord’s beneficiary, as the case may be, on behalf of Tenant. In addition to any other remedy Landlord may have hereunder, Landlord may at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within fifteen (15) days after Tenant is requested to do so, cancel this lease effective the last day of the then current month, without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.
     E. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.
     F. All obligations of Tenant hereunder not fully performed as of the expiration of earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and Operating Costs and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary: (i) to repair and restore the leased premises as provided herein; and (ii) to discharge Tenant’s obligation for unpaid real estate taxes, Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 22F.
     G. If any clause, phrase, provision or portion of this lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this lease that in lieu of each such clause, phrase, provision or portion of this lease that is invalid or unenforceable, there be added as a part of this lease contract a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.
     H. Submission of this lease shall not be deemed to be a reservation of the leased premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the leased premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the leased premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by subparagraph 2B hereof, the first month’s rent as set forth in subparagraph 2A hereof, and any sum owed pursuant to Paragraph 5 hereof.
     I. Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.
     J. Tenant’s “proportionate share” as used in this lease shall mean a fraction, the numerator of which is the gross leasable area of the leased premises and the denominator of which is the gross leasable area contained in the Building, in each case as reasonably determined by Landlord. For purposes hereof the numerator is 1,568 and the denominator is 69,280 and Tenant’s proportionate share is 2.26%.
     K. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.
     L. Each of the parties (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this lease, except New London Associates and; (ii) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys’ fees) incurred as a result of an alleged breach of the foregoing warranty. Landlord agrees to promptly pay the broker.
23. Substitution of Premises.
24. Certain Rights Reserved To The Landlord.
     The Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:
     (a) to change the name or street address of the Building;
     (b) to install and maintain a sign or signs on the exterior of the Building;
     (c) to have access for the Landlord and the other tenants of the Building to any mail chutes located on the leased premises according to the rules of the United States Post Office;
     (d) to designate all commercially reasonable sources furnishing sign painting and lettering, towels, coffee cart service and toilet supplies, lamps and bulbs used on the leased premises;
     (e) to retain at all times pass keys to the leased premises;
     (f) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;
     (g) to close the Building after regular working hours and on the legal holidays subject, however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;
     (h) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the leased premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the leased premises or the Building or the Landlord’s interests, or as may be necessary or desirable in the operation of the Building; and
     (i) to add, remove or modify buildings, roadways, walkways, landscaping, lakes, grading and other improvements in or to the Development.
     The Landlord may enter upon the leased premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant’s use or possession and without being liable in any manner to the Tenant and without abatement of rent or affecting any of the Tenant’s obligations hereunder.

Landlord: [ILLEGIBLE]
Tenant: [ILLEGIBLE]

25. Land Trustee’s Exculpation.
     B. If the Landlord executing this Lease is not a trust, the following paragraph is hereby made a part hereof:
     It is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against the Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and every person now or hereafter claiming any right or security hereunder, and that so far as Landlord, or its successors and assigns, is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the premises hereby leased for the payment thereof.
26. Operating Cost Escalation.
     A. If, in any calendar year falling partly or wholly within the term of this lease, Operating Costs (as hereinafter defined) paid or incurred by Landlord Shall exceed the sum of Two Hundred Fifty Two Thousand One Hundred Seventy Nine Dollars and 20/100 DOLLARS ($ 252,179.20). Tenant shall pay upon demand to Landlord for such year as additional rent its proportionate share of such excess calculated on the basis of the ratio set forth in subparagraph 22J. Any payment to be made pursuant to this Paragraph 26 with respect to the year in which this lease commences or terminates shall be prorated.
     As used in this lease, the term “Operating Costs” shall mean any and all expenses, costs and disbursements (other than taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of the Building or the Property or any improvements situated on the Property (including, without limitation, the costs of maintaining and repairing parking lots, parking structures, and easements, property management fees, increased interest costs as specified below, salaries, fringe benefits and related costs, for building staff, insurance costs of every kind and nature, heating and air conditioning costs, common area utility costs such as electricity, sewer and water charges, the costs of routine repairs, maintenance and decorating and the Building’s or Property’s share of costs of the Development) which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such operating costs were incurred), except the following: (i) costs of alterations of Tenants’ premises; (ii) costs of capital improvements and costs of curing construction defects: (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs (but any cost due to an increase in the interest rate over the initial rate on the original long term first lien mortgage shall be included); (v) real estate brokers’ leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise, and (vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements made after the date of this lease which are intended to reduce Operating Costs or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs. The useful life of any such improvement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. In the event Landlord elects to self insure, insure with a deductible in excess of $1.000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and such estimated amount shall be deemed to be an Operating Cost. Landlord may, in a reasonable manner, allocate insurance premiums for so-called “blanket” insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost.
     In the event during all or any portion of any calendar year the Building is not fully rented and occupied. Landlord may elect to make an appropriate adjustment in Operating Costs for such year, employing sound accounting and management principles, to determine Operating Costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied and the amount so determined shall be deemed to have been Operating Costs for such year.
     Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are contractually allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate for the circumstances. Tenant hereby consents to such contractual allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis.
     B. During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under subparagraph A above for the ensuing calendar year. On or before the first day of each month thereafter Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under subparagraph A above for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.
     Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable. Landlord shall deliver to Tenant a statement showing the Operating Costs under subparagraph A above and Tenant’s proportionate share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.
     C. Tenant or its representatives shall have the right to examine Landlord’s books and records of Operating Expenses during normal business hours within twenty (20) days following the furnishing of the statement to Tenant. Unless Tenant takes written Exception to any item within thirty (30) days following the furnishing of the statement of Tenant, such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

Landlord: [ILLEGIBLE]
Tenant: [ILLEGIBLE]

27. Consumer Price Escalation.
28. Special Provisions.
     The special provisions on page(s) Eleven (11) and exhibits attached hereto shall form part of this lease as if the same were embodied herein:
     EXECUTED the 19th day of APRIL, 1993.

ATTEST/WITNESS		Royal American Bank
1604 Colonial Parkway

Title:		Inverness, IL 60097-4725

		By:	/s/ [ILLEGIBLE]

		Title:	EVP & Cashier

TENANT

By:

Bensenville Office Venture, as sole beneficiary as aforesaid

By:	BY:	HP-1000 Tower Lane Limited Partnership, an Illinois Limited Partnership, Its General Partner

	BY:	HP-1000 Tower Lane, Inc., an Illinois Corporation, Its General Partner

By:

		By:	/s/ Timothy G. Beechick

Ronald C. Lunt, President or
Timothy G. Beechick, Vice President

Title:

ATTEST/WITNESS		LANDLORD
/s/ [ILLEGIBLE]

Title: Administrative assistant

Landlord: [ILLEGIBLE]
Tenant: [ILLEGIBLE]

29.	Notwithstanding anything to the contrary contained in Paragraph 2A of the Lease, and provided in all events that Tenant is not in default hereunder, Landlord will abate the base rental for a period of two (2) months from and after the commencement date. If, at any time during the term of the Lease, Tenant suffers or permits a default to occur that is not cured within any applicable grace period expressly granted by this Lease, then (i) the provisions of the immediately preceding sentence shall be deemed null and void as if they had never been set forth in this Lease and (ii) within ten (10) days after written request by Landlord, Tenant shall pay Landlord an amount equal to the total of all base rent previously abated under this Lease.

30.	Tenant’s annual net base rental shall be increased by two per cent (2%) per year over the life of the lease term.

31.	Tenant will have the right, at Tenant’s sole expense, to install identification signage on the existing pylon sign located at the Northeast corner of the property. Such signage will require Landlord’s prior approval which approval shall not be unreasonably withheld. Such signage will need to conform to the rules and regulations of the local governing authorities.

32.	Landlord hereby agrees to provide four (4) reserved parking spaces to be identified with signage as “Bank Visitor Only” parking spaced located as close to the front entrance of the building as reasonably possible.

33.	Provided Tenant is not then in default under this Lease, Tenant shall have the right and option to renew the Lease for one (1) five (5) year term by providing Landlord with written notice thereof at least six (6) months prior to the expiration of the initial lease term. The base rental for the renewal term shall be adjusted to the then current effective market rental rates as reasonably determined by Landlord and Tenant for comparable space in comparable buildings in the immediate surrounding market area as of the first day of such renewal period, provided however, that in no event shall the base rental for the renewal period be less than the base rental applicable to the last year of the immediately preceding Lease period.

34.	Tenant shall have a Right of First Offer to lease contiguous office space when and if such space should become available for lease. Tenant shall provide written notice to Landlord of it’s interest in such space that has become available for lease following which Landlord shall provide information on the terms and availability of such space. Tenant will have ten (10) days to accept it’s Right of First Offer on such space following Landlord’s notice and will return an executed Amendment to this Lease incorporating space into the Lease within thirty (30) days.

35.	Tenant shall have the one time option to terminate this Lease at the end of the thirty-sixth (36th) month of the initial lease term by providing Landlord with six (6) months prior written notice of it’s intent to terminate accompanied by a penalty payment equivalent to six (6) months rent at the then escalated rate.

36.	Landlord hereby agrees to go through the necessary steps to terminate the existing Lease with The Northern Trust for the ATM facility in the building’s parking lot as provided for in that separate Lease Agreement. Upon the termination of said lease, Tenant shall have the option to maintain and operate such facility under this Lease Agreement. At the termination of this Lease, Tenant hereby agrees to remove the ATM and restore the area where it was installed to the area’s original condition prior to the installation of the ATM unless otherwise directed by Landlord.
[ILLEGIBLE]
Page Eleven (11)

EXHIBIT C
I.	Landlord shall provide a cash allowance of $9,400.00 for tenant construction work within the leased premises.
II.	Except as set forth in Paragraph I above, Landlord has no other arrangement with Tenant with regard to construction of improvements within the demised premises. If Landlord should agree to perform, at Tenant’s request, and upon submission by Tenant of necessary plans and specifications, any special work other than that specified in Paragraph I hereof, such work shall be performed by Landlord, at Tenant’s sole expense, as a Tenant’s extra. Prior to commencing any such extra work requested by Tenant, Landlord will submit to Tenant written estimates of the cost of any such extra work. If Tenant shall fail to approve any such estimate within one (1) week, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed with such extra work. Tenant agrees to pay to Landlord, promptly upon being billed therefor, the cost of all such extra work, such shall be due and payable as additional rent under the Lease.
[ILLEGIBLE]

EXHIBIT D
Rules and Regulations
     1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the leased premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.
     2. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Buildings shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose clerk, agents, servants, or visitors, shall have caused it.
     3. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the leased premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the leased premises.
     4. No safes or other objects heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the leased premises. Tenant shall not place a load upon any floor of the leased premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.
     5. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the leased premises, or permit or suffer the leased premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the Building. Tenant shall not place or install any antennae or aerials or similar devices outside of the leased premises.
     6. Tenant shall not use or keep in the Building any inflammables, including but not limited to kerosene, gasoline, naphtha and benzine (except cleaning fluids in small quantities and when in containers approved by the Board of Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.
     7. If Tenant desires telephone or telegraph connections or alarm systems, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions from Landlord.
     8. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.
     9. Tenant shall not put down any floor covering in the leased premises without the Landlord’s prior approval of the manner and method of applying such floor covering.
     10. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6 p.m. and 8 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the leased premises may be refused unless the person seeking access is known to the watchman of the Building in charge and has a pass or is properly identified. Services to be provided to the Tenant as previously outlined in this lease shall be provided only during those hours in which the Building is open to the public. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.
     11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the leased premises closed.
     12. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the leased premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.
     13. In advertising or other publicity, without Landlord’s prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.
     14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building; and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the leased premises unless ordinarily embraced within the Tenant’s use of the leased premises specified herein.
     15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized building personnel) of any controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent.
     16. Tenant shall not do any cooking in the leased premises or engage any coffee cart service.
     17. Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a stripable adhesive. The use of nonstripable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.
     18. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.
     19. Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.
     20. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movements, shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and subject to his decision and control, of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorney’s fees.
Landlord: [ILLEGIBLE]
Tenant: [ILLEGIBLE]
D-1

     21. No portion of Tenant’s area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.
     22. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from Tenant’s area or any public rooms regardless of whether such loss occurs when such area is locked against entry or not.
     23. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant’s agents, employees, or invitees; in the event any of Landlord’s employees perform any such services, such employee shall be deemed the agent of tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.
     24. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building.
     25. Tenant shall not place, install, or operate on the leased premises or in any part of the Building, any coffee making device or equipment without the prior written acknowledgement of Landlord.
     26. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.
     27. The directories of the Building shall be used exclusively for the display of the name and location of the tenants only and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.
     28. No vending machines of any description shall be installed, maintained or operated in any part of the Building without the written consent of Landlord.
     29. Tenant shall comply with the rules and regulations of the Development attached hereto or delivered to Tenant as provided in Paragraph 7 of the lease.
     30. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.
     31. Landlord shall have the right to change these rules and regulations as provided for in 7(F) of the lease.
[ILLEGIBLE]
D-2

THIRD AMENDMENT TO THE LEASE AGREEMENT
          This Third Amendment to the Lease Agreement is entered into as of the first date set forth between Hamilton Forsythe 1000 Tower Lane LLC, an Illinois Limited Liability Company, successor-in-interest to Bensenville Office Venture, an Illinois Partnership, as sole beneficiary of LaSalle National Bank as trustee under Trust Agreement #104715 dated 02/18/82 (“Landlord”) and Royal American Bank (“Tenant”).
WITNESSETH;
     WHEREAS, Landlord and Tenant are parties to a certain Office Lease dated April 19, 1993; a First Amendment to the Lease dated October 7th, 1997, and a Second Amendment to the Lease dated April 19, 2001 (collectively, the Lease) for space in the Building commonly known as 1000 Tower Lane — Bensenville, IL, and;
     WHEREAS, Landlord and Tenant desire to further amend the Lease, expand the leased premises, renew the original lease and amend the rental provisions accordingly, and;
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, simultaneously with the execution and delivery hereof by both parties hereto as follows:
1.	Defined Terms. Except as otherwise set forth herein, the defined terms shall have the meanings ascribed to them in the Lease.
2.	Renewal Term. The term for the total leased premises of 1,568 square feet shall extend from April 1, 2003 (“Renewal Commencement Date”) through March 31, 2008, and
3.	Base Rental. Effective as of April 1, 2003, Tenant’s monthly rental for the total leased premises of 1,568 square feet shall be based on the following rental schedule:

PERIOD	MONTHLY RENTAL
04/01/03—03/31/04	$2,499.65
04/01/04—03/31/05	$2,551.92
04/01/05—03/31/06	$2,605.49
04/01/06—03/31/07	$2,660.37
04/01/07—03/31/08	$2,717.87
4.	Tenant Improvements. Landlord shall provide Tenant with a Tenant Improvement Allowance equivalent to $7,840.00 to refit the leased premises.
5.	Except as herein modified, the Lease will remain in full force and effect in accordance with its terms and conditions.

          IN WITNESS WHEREOF, the undersigned have signed this Amendment as of the day and date first set forth below.
          LANDLORD:
Hamilton Forsythe 1000 Tower Lane LLC, an Illinois Limited Liability Company

BY:	Bensenville Office Venture, an Illinois general partnership, its Managing Member

BY:	HP-1000 Tower Lane Limited Partnership, an Illinois limited partnership, a General Partner

BY:	HP-1000 Tower Lane, Inc., an Illinois corporation, its sole General Partner

BY:	/s/ Timothy G. Beechick
Ronald C. Lunt, President and/or Timothy G. Beechick, Vice President

Date:	10/8/02

TENANT:

Royal American Bank

BY:	/s/ Robert A. Henleben

Date:	10-3-03